Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2011, with respect to the financial statements and supplemental schedule of ITW Bargaining Savings and Investment Plan on Form 11-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Illinois Tool Works Inc. on Form S-8 (File No. 333-69542, effective September 18, 2001).

By: /s/ Grant Thornton LLP
Chicago, Illinois
June 24, 2011